UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 28, 2016

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205960 (1933 Act)	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Distributions

On September 28, 2016, our board of directors authorized a daily distribution to our Class T and Class I stockholders of record as of the close of business on each day of the period commencing on October 1, 2016 and ending on December 31, 2016.

The daily distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001643836 per share of our common stock. These distributions will be aggregated and paid in cash or shares of our common stock pursuant to our distribution reinvestment plan monthly in arrears. The distributions declared for each record date in the October 2016, November 2016 and December 2016 periods will be paid in November 2016, December 2016 and January 2017, respectively, only from legally available funds.

Acquisitions

On September 29, 2016, we acquired Rochester Hills MOB from 6700 N. Rochester, LLC, an unaffiliated third party, or Rochester Hills seller, for $8,300,000, plus closing costs. We financed the purchase of Rochester Hills MOB through the assumption of a loan held by Rochester Hills seller, which had a current principal balance of approximately $3,968,000 as of the time of acquisition, and the remaining balance using cash proceeds from our initial public offering. In connection with the acquisition of Rochester Hills MOB, we paid to Griffin-American Healthcare REIT IV Advisor, LLC, our advisor, a base acquisition fee of approximately $187,000, or 2.25% of the contract purchase price of Rochester Hills MOB. Additionally, as described more fully in the prospectus for our initial public offering, we have accrued for a contingent advisor payment of approximately $187,000, or 2.25% of the contract purchase price of the property, which shall be paid to our advisor, subject to the satisfaction of certain conditions.

Rochester Hills MOB is a two-story medical office building located in Rochester Hills, Michigan that consists of approximately 30,000 square feet and is currently approximately 93% leased to seven tenants, the largest of which are William Beaumont Hospital, Richards & Richardson, P.C. and Paint Creek Obstetrics & Gynecology, P.C. Medical services provided at Rochester Hills MOB include dialysis, imaging, laboratory services, physical therapy, radiology and minimally invasive surgery.

On September 30, 2016, we acquired Cullman MOB III from Cullman POB III LLC, an unaffiliated third party, for $16,650,000, plus closing costs. We financed the purchase of Cullman MOB III using approximately $12,000,000 in borrowings under our revolving line of credit with Bank of America, N.A. and KeyBank, National Association, and the remaining balance using cash proceeds from our initial public offering. In connection with the acquisition of Cullman MOB III, we paid to our advisor a base acquisition fee of approximately $375,000, or 2.25% of the contract purchase price of Cullman MOB III. Additionally, as described more fully in the prospectus for our initial public offering, we have accrued for a contingent advisor payment of approximately $375,000, or 2.25% of the contract purchase price of the property which shall be paid to our advisor, subject to the satisfaction of certain conditions.

Cullman MOB III is a three-story medical office building located in Cullman, Alabama that consists of approximately 52,000 square feet and is currently 100% leased to two tenants, Cullman Regional Medical Center, Inc. and Cullman Primary Care, P.C. Medical services provided at Cullman MOB III include family medicine, orthopaedics, ophthalmology, obstetrics and gynecology, allergy and asthma, pulmonology, sleep medicine and sleep disorders treatment, a neurology and pain clinic and an on-site pharmacy.

On October 4, 2016, American Healthcare Investors, LLC, one of our co-sponsors and the managing member of our advisor, issued a press release announcing our acquisitions of Rochester Hills MOB and Cullman MOB III. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	American Healthcare Investors, LLC Press Release, dated October 4, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.
October 4, 2016
By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	American Healthcare Investors, LLC Press Release, dated October 4, 2016